Exhibit 99.1

For Immediate Release

GFI GROUP APPOINTS RICHARD MAGEE TO ITS BOARD OF DIRECTORS

New York, January 19, 2010 — GFI Group Inc. (NASDAQ: “GFIG”) announced today the appointment of Richard W. P. Magee to its Board of Directors.

Mr. Magee is a former wholesale broker with over 20 years experience in the field and former Chairman of Tullett & Tokyo Forex International Ltd. He also served as Non- Executive Director on the Board of Directors of Wilmington Plc., a media, publishing information and legal training group.

Michael Gooch, Chairman of the Board and CEO of GFI Group, said “We are delighted in welcoming Richard Magee to our Board. Richard’s experience and deep knowledge of the brokerage business will contribute greatly to GFI; we look forward to working with him and benefiting from his insight for many years to come”.

Richard Magee will replace Geoffrey Kalish who is leaving his seat on GFI’s Board of Directors after almost ten years of dedicated service.

Mr. Gooch thanked Mr. Kalish for his long standing service to the company and said:

“Geoff Kalish has been an invaluable member of our Board for the last ten years. He has been with us from the time of our first round of private equity and through the process of becoming a publicly traded company, our continued global expansion and, now, into our third decade of operation. We will miss Geoff’s business acumen and wisdom and his dedication to GFI. We wish him all the best and know that he will remain a great friend of our firm”.

About GFI Group Inc. www.GFIgroup.com

GFI Group Inc. (NASDAQ: “GFIG”) is a leading provider of wholesale brokerage, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of credit, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,700 people with additional offices in London, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Dubai, Dublin, Tel Aviv, Calgary, Englewood (NJ) and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,100 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFI SM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, and Trayport®.

Forward-looking statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; and uncertainties relating to litigation. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For any queries or additional information please contact:

Patricia Gutierrez

Vice President - Public Relations

GFI Group Inc.

55 Water Street, 28th Floor

New York, NY 10041

Tel: (212) 968 2964

Mob: (646) 717 4379

patricia.gutierrez@gfigroup.com